                            RELIANT RESOURCES, INC.

                           OFFER FOR ALL OUTSTANDING
                      9.25% SENIOR SECURED NOTES DUE 2010

                    CUSIP #75952B AE 5, ISIN #US75952BAE56,


                     CUSIP #U75885 AB 6, ISIN #US75885AB69,


                    CUSIP #75952B AG 0, ISIN #US75952BAG05,

                                IN EXCHANGE FOR
                      9.25% SENIOR SECURED NOTES DUE 2010
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED
                                      AND
                           OFFER FOR ALL OUTSTANDING
                      9.50% SENIOR SECURED NOTES DUE 2013

                    CUSIP #75952B AH 8, ISIN #US75952BAH87,


                    CUSIP #U75885 AC 4, ISIN #USU75885AC43,


                    CUSIP #75952B AK 1, ISIN #US75952BAK17,

                                IN EXCHANGE FOR
                      9.50% SENIOR SECURED NOTES DUE 2013
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:


     Reliant Resources, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated December 10, 2003 (the "Prospectus"), to exchange (the "Exchange Offer") (1) its 9.25% Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9.25% Senior Secured Notes due 2010 (the "Original 9.25% Notes") and (2) its 9.50% Senior Secured Notes due 2013, which have been registered under the Securities Act, for its outstanding 9.50% Senior Secured Notes due 2013 (the "Original 9.50% Notes," and together with the Original 9.25% Notes, the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 1, 2003 by and among the Company, the Guarantors referred to therein, and the initial purchasers referred to therein.


     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:


          1. Prospectus dated December 10, 2003; and


          2. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.


     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 9, 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


     To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent's message to the Exchange Agent.

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Exchange Offer, at the address and telephone number set forth in the Prospectus under the caption "The Exchange Offer -- The Exchange Agent."

                                          Very truly yours,

                                          RELIANT RESOURCES, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

                                        2